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            SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                  ZYMETX, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                          73-1444040
   (State of incorporation                               (I.R.S. Employer
      or organization)                                Identification Number)

    800 Research Parkway, Suite 100
       Oklahoma City, Oklahoma                                 73104
(Address of principal executive offices)                     (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: none


        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)



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Item 1.           Description of Registrant's Securities to be Registered.

     The description of the Registrant's common stock, par value $.001 per share (the "Common Stock"), registered hereby is incorporated by reference to the description of the Common Stock set forth under the heading "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-33563), as filed with the Securities and Exchange Commission on August 13, 1997, any amendments to such Registration Statement filed subsequently thereto (the "Form SB-2") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.           Exhibits.

     The following exhibits are filed herewith:

Exhibit
Number                    Name of Exhibit
-------  ---------------------------------------------------------
  3.1*   Amended and Restated Certificate of Incorporation
  3.2*   Amended and Restated Bylaws
  4.1*   Specimen Certificate of the Common Stock
10.18*   Form of 13-Month Lock-Up Agreement and 24-Month Lock-Up Agreement

* Filed with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-33563) and incorporated herein by reference.
** To be filed with the Securities and Exchange Commission as exhibits to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-33563) and incorporated herein by reference.

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     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


September 25, 1997                            ZymeTx, Inc.


                                              By:/s/ Peter G.  Livingston
                                                 --------------------------
                                                 Peter G.  Livingston
                                                 President and Chief
                                                 Executive Officer